UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

KANSAS CITY SOUTHERN

(Exact name of company as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

427 West 12th Street, Kansas City, Missouri 64105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(816) 983 - 1303

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2016, the Board of Directors of Kansas City Southern (the “Company”) elected Patrick J. Ottensmeyer, the current President of the Company, to succeed David L. Starling as the Company’s Chief Executive Officer, effective July 1, 2016. Mr. Starling, the Company’s current Chief Executive Officer, will be Senior Advisor to the Chief Executive Officer, effective July 1, 2016, and remain an employee of the Company until his retirement on December 31, 2016. Mr. Starling will also remain a member of the Board of Directors and its Executive Committee until his term ends in May 2017.

The Board also expanded the size of the Board to ten members and elected Mr. Ottensmeyer to the Board of Directors to serve until the 2017 annual stockholders meetings, and as a member of the Executive Committee of the Board of Directors, all of which will take effect July 1, 2016. Mr. Ottensmeyer will also remain as President of the Company.

In connection with his promotion to Chief Executive Officer, Mr. Ottensmeyer will receive 30,000 shares of restricted stock on July 1, 2016. The restricted stock will vest in 10,000 share increments upon achievement of certain performance goals. The description of this grant is qualified in its entirety by the terms and conditions of the award agreement for this grant, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Mr. Ottensmeyer’s biographical information is included in Item 1 of the Company’s Annual Report on Form 10-K for year ended December 31, 2015 filed on January 29, 2016 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2016, the Board of Directors amended and restated the Kansas City Southern Bylaws to amend Article IV Section 1(a) that establishes the Executive Committee of the Board of Directors to provide that the Executive Committee shall be made up of three or more directors, consisting of the Chair of the Board of Directors, the then-serving Chief Executive Officer and such other directors as the Board may establish from time to time. A copy of the Kansas City Southern Bylaws, amended and restated as of May 6, 2016, is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of the Company held on May 5, 2016, the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company’s definitive proxy statement for the 2016 Annual Meeting previously filed with the Securities and Exchange Commission on April 5, 2016.

Proposal 1 – Election of six directors

The following nominees for the Board of Directors of the Company were elected to hold office until the Annual Meeting of Stockholders of the Company in 2017:

Nominee: Lu M. Cordova
For	Against	Abstain	Broker Non-Vote
89,553,378	1,693,248	59,273	7,319,968

Nominee: Terrence P. Dunn
For	Against	Abstain	Broker Non-Vote
89,637,275	1,609,712	58,912	7,319,968

Nominee: Antonio O. Garza, Jr.
For	Against	Abstain	Broker Non-Vote
89,785,255	1,336,567	184,077	7,319,968

Nominee: David Garza-Santos
For	Against	Abstain	Broker Non-Vote
90,667,845	573,942	64,112	7,319,968

Nominee: Thomas A. McDonnell
For	Against	Abstain	Broker Non-Vote
89,312,907	1,932,779	60,213	7,319,968

Nominee: David L. Starling
For	Against	Abstain	Broker Non-Vote
89,966,808	1,280,686	58,405	7,319,968

Proposal 2 – Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2016.

Company stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016 as set forth below:

For	Against	Abstain
97,931,058	598,152	96,657

Proposal 3 – Approval of the Kansas City Southern Annual Incentive Plan for purposes of Internal Revenue Code Section 162(m).

Company stockholders approved the Company’s Annual Incentive Plan for purposes of Internal Revenue Code Section 162(m) as set forth below:

For	Against	Abstain	Broker Non-Vote
88,866,492	2,275,328	164,079	7,319,968

Proposal 4 – Advisory (non-binding) vote approving the 2015 compensation of the Company’s Named Executive Officers.

Company stockholders cast their votes with respect to the advisory (non-binding) vote approving the 2015 compensation of the Company’s Named Executive Officers as set forth below:

For	Against	Abstain	Broker Non-Vote
57,911,243	33,194,311	200,345	7,319,968

Proposal 5 – Stockholder proposal on proxy access with different terms from the Company’s current proxy access provisions.

Company stockholders did not approve the proposal on proxy access as set forth below:

For	Against	Abstain	Broker Non-Vote
24,403,799	66,667,523	234,577	7,319,968

Item 7.01 Regulation FD Disclosure

In a news release dated May 6, 2016, the Company announced the results of its 2016 Annual Meeting of Stockholders. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Kansas City Southern Bylaws, amended and restated as of May 6, 2016

10.1	Form of Restricted Stock Award Agreement

99.1	News release dated May 6, 2016, issued by Kansas City Southern entitled “KCS Holds Annual Meeting of Stockholders, Elects Six Directors and Announces Preferred and Common Dividends.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

May 10, 2016	By:	/s/ Adam J. Godderz
Name: Adam J. Godderz
Title: Vice President & Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Kansas City Southern Bylaws, amended and restated as of May 6, 2016

10.1	Form of Restricted Stock Award Agreement

99.1	News release dated May 6, 2016, issued by Kansas City Southern entitled “KCS Holds Annual Meeting of Stockholders, Elects Six Directors and Announces Preferred and Common Dividends.”